Exhibit 99.1

Skyline and Champion Home Builders Announce Agreement on Business Combination to Create the Nation’s Largest Publicly Traded Factory-Built Housing Company

January 5, 2018

Elkhart, Indiana and Troy, Michigan

Skyline Corporation (“Skyline”) (AMEX:SKY) and Champion Enterprises Holdings, LLC (“Champion”), the parent company of Champion Home Builders, Inc., today announced that they have entered into a definitive agreement for the two companies to combine their operations. Under the terms of the agreement, Champion will contribute 100% of the shares of its operating subsidiaries, Champion Home Builders, Inc. and CHB International B.V., to Skyline. In exchange, Skyline is currently expected to issue approximately 47.8 million shares to Champion, representing 84.5% of the common stock of the combined company on a fully-diluted basis. Prior to closing, Skyline expects to declare a dividend to its existing shareholders of its excess net cash available for distribution under the agreement after certain transactional expenses.

Among the numerous benefits the combined company is expected to bring to all stakeholders include:

•	Significantly increased size and scale, with pro forma combined revenue of greater than $1 billion over the past twelve months*

•	Strong pro forma balance sheet and significant cash flow to support continued flexibility and long-term strategic growth

•	Significant annual synergies

The combined company will be known as Skyline Champion Corporation and trade on the NYSE American under the ticker symbol “SKY.” The Board of Directors will comprise eleven members, nine of which will be directors designated by Champion and two of which will be designated by Skyline. Upon closing of the transaction, Champion Chief Executive Officer, Keith Anderson, will serve as Chief Executive Officer of Skyline Champion Corporation. Additionally, Laurie Hough, Champion Chief Financial Officer, will serve as Chief Financial Officer of the combined company. Skyline anticipates nominating John Firth, current Chairman of the Board of Skyline, and Rich Florea, current Chief Executive Officer of Skyline, as Directors of the combined company and Art Decio, an original founder of Skyline and member of the Board of Directors since 1959, as a senior advisor to the combined company’s Board of Directors. Skyline Champion Corporation’s principal offices will remain in Elkhart, Indiana with additional executive offices in Troy, Michigan.

The business combination will create the nation’s largest publicly traded factory-built housing company, with greater than $1 billion in pro forma revenue over the past twelve months.* The combined company will have an expansive operational footprint throughout North America, with 36 manufacturing facilities, 24 of which are in the top 20 states for manufactured housing shipments. Skyline Champion Corporation will offer manufactured, modular and park model homes as well as commercial structures. Additionally, the combined company will have 21 owned factory-direct retail locations and provide transportation services to the manufactured housing industry from 10 locations across the United States.

It is anticipated that the transaction will generate significant annual synergies to be achieved through direct cost savings, reduced overhead costs and operational improvement opportunities. Additional synergies also are expected through cross-selling and distribution optimization by leveraging the combined company’s owned and independent dealer network.

Rich Florea, Chief Executive Officer of Skyline said, “The combination of Skyline and Champion represents a unique opportunity for two well-respected companies with strong brand history to come together and continue providing high-quality homes for customers, while also providing the greatest long-term value for shareholders. The combined company will have a strong presence throughout North America and will operate at a significant scale in addition to offering a broader choice of homes to customers. We believe Skyline Champion

* Champion LTM as of 9/30/17 and Skyline LTM as of 8/31/17

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Corporation will be well positioned for impressive growth in the coming years, to the benefit of employees, shareholders and customers.”

Keith Anderson, Chief Executive Officer of Champion commented, “Getting to know the Skyline team has reaffirmed our belief that the two companies are a great fit for a combination. Both companies share a deep commitment to providing quality products and outstanding customer service. We will remain focused on executing our strategy as an even stronger company. I am particularly pleased that Art Decio has agreed to serve as a senior advisor to the Board. Art is a legendary figure in manufactured housing and we are fortunate to have the benefit of his lifelong commitment to quality and integrity in our industry.”

Art Decio, Skyline’s largest shareholder, has agreed to vote in favor of and fully support the transaction.

Art commented, “Champion and Skyline are tremendous brands in our industry, both dating back to the 1950s. Walter and Henry, Champion’s founders, built a tremendous company that will be a great partner with Skyline. Both Skyline and Champion share similar corporate cultures and have earned a reputation for uncompromising integrity across their relationships with communities, retailers, suppliers and customers. Skyline Champion Corporation will be well positioned to continue to grow and serve its customers with the best products the industry has to offer.”

The transaction, which is expected to be completed in the first half of 2018, is subject to the receipt of regulatory approvals and other customary closing conditions as well as the approval of Skyline shareholders. In connection with the transaction, Skyline intends to file with the SEC a proxy statement and other relevant materials and documents regarding the proposed transaction.

Jefferies LLC served as financial advisor to Skyline and Barnes & Thornburg LLP acted as Skyline’s legal counsel. Ice Miller LLP acted as legal counsel to Skyline’s Special Committee of the Board. RBC Capital Markets, LLC served as financial advisor to Champion and Ropes & Gray LLP acted as Champion’s legal counsel.

In connection with the transaction, Skyline and Champion have received a joint commitment from RBC Capital Markets, LLC and Jefferies LLC, contingent upon the closing of the transaction, to consolidate and upsize existing revolving credit facilities for use by the combined company.

About Skyline Corporation:

Skyline Corporation and its consolidated subsidiaries design, produce, and market manufactured housing, modular housing, and park models to independent dealers, developers, campgrounds, and manufactured housing communities located throughout the United States and Canada. The company has eight manufacturing facilities in seven states. Skyline Corporation was originally incorporated in Indiana in 1959, as successor to a business founded in 1951, and is one of the largest producers of manufactured and modular housing in the United States. For more information, visit http://www.skylinecorp.com.

About Champion Enterprises Holdings, LLC:

Champion Enterprises Holdings, LLC was formed in 2010 as the parent company of Champion Home Builders, Inc. which was founded in 1953. Champion Home Builders specializes in a wide variety of manufactured and modular homes, park-model RVs and modular buildings for the multi-family, hospitality, senior and workforce housing sectors. The company operates 28 manufacturing facilities throughout North America. Additionally, Champion operates a factory-direct retail business, Titan Factory Direct, with 21 retail locations spanning the southern U.S., and Star Fleet Trucking, providing transportation services to the manufactured housing industry from 10 dispatch locations across the United States. Champion is majority owned by funds affiliated with Bain Capital Credit (https://www.baincapitalcredit.com), Centerbridge Partners, L.P. (https://www.centerbridge.com), and MAK Capital. For more information, visit https://www.championhomes.com.

Forward-Looking Statements

Statements in this press release regarding the proposed transaction between Skyline and Champion, the expected timetable for completing the proposed transaction, the completion of the consolidation and upsize of the revolving credit facilities and the potential benefits created by the proposed transaction are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that

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include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Skyline, Champion or Skyline Champion Corporation. Skyline cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: the failure of the proposed transaction, or consolidation and upsize of the revolving credit facilities, to close, Skyline Champion Corporation’s inability to realize the expected benefits from the proposed transaction, general economic conditions; availability of wholesale and retail financing; the health of the U.S. housing market as a whole; federal, state, and local regulations pertaining to the manufactured housing industry; the cyclical nature of the manufactured housing industry; general or seasonal weather conditions affecting sales; potential impact of natural disasters on sales and raw material costs; potential periodic inventory adjustments by independent retailers; interest rate levels; the impact of inflation; the impact of high or rising fuel costs; the cost of labor and raw materials; competitive pressures on pricing and promotional costs; Skyline’s relationships with its shareholders, customers, and other stakeholders; catastrophic events impacting insurance costs; the availability of insurance coverage for various risks to Skyline; market demographics; and management’s ability to attract and retain executive officers and key personnel and other risks and uncertainties more fully described in Skyline’s Annual Report on Form 10-K for the year ended May 31, 2017, as filed with the SEC, as well as the other filings that Skyline makes with the SEC. Investors and stockholders are also urged to read the risk factors set forth in the proxy statement carefully when they are available.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning Skyline, Champion and Skyline Champion Corporation set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. Skyline assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Additional Information for Shareholders

In connection with the matters to be approved by Skyline’s shareholders pursuant to the proposed exchange transaction described in this document, Skyline will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of Skyline. Skyline’s shareholders are urged to read the proxy statement regarding the proposed exchange transaction because it will contain important information about the matters to be approved by Skyline’s shareholders in connection with the proposed exchange and important information about the proposed exchange transaction itself. Skyline’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Skyline’s shareholders also will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Skyline Corporation, 2520 By-Pass Road, P.O. Box 743, Elkhart, Indiana 46514, Attention: Corporate Secretary, or by calling (574) 294-6521, or from Skyline’s website at www.skylinecorp.com under the tab “Investors – SEC Filings.” The information available through Skyline’s website is not and shall not be deemed part of this document or incorporated by reference into other filings Skyline makes with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Skyline, Champion and their respective directors and certain of their officers may be deemed to be participants in the solicitation of proxies from Skyline’s shareholders with respect to the special meeting of shareholders that will be held to consider the matters to be approved by Skyline’s shareholders in connection with the exchange transaction. Information about Skyline’s directors and executive officers and their ownership of Skyline’s common stock is set forth in the proxy statement for Skyline’s 2017 annual meeting of shareholders, as filed with the SEC on Schedule 14A on August 22, 2017. Shareholders may obtain additional information

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regarding the interests of Skyline and its directors and executive officers, and the proposed Skyline Champion Corporation and its anticipated directors and executive officers, in the proposed Exchange, which may be different than those of Skyline’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed Exchange, when filed with the SEC.

Contacts:

Jon S. Pilarski

Chief Financial Officer

Skyline Corporation

(574) 350 – 2275

jpilarski@skylinecorp.com

Laurie Hough

Senior Vice President and Chief Financial Officer

Champion Enterprises Holdings, LLC

(248) 614 – 8231

lhough@championhomes.com

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